As filed with the Securities and Exchange Commission on September 21, 2021

Registration No. 333- 259164

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BRILLIANT EARTH GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	5944	87-1015499
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

300 Grant Avenue, Third Floor

San Francisco, California 94108

Telephone: (800) 691-0952

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Incorporating Services, Ltd.

3500 South DuPont Highway

Dover, Delaware 19901

Telephone: (800) 346-4646

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Tad J. Freese Haim Zaltzman Kristen Grannis Benjamin J. Cohen Latham & Watkins LLP 1271 Avenue of the Americas New York, New York 10022 Telephone: (212) 906-1200 Fax: (212) 751-4864	Alex K. Grab General Counsel 300 Grant Avenue, Third Floor San Francisco, California 94108 Telephone: (800) 691-0952	Shane Tintle Roshni Banker Cariello Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 Telephone: (212) 450-4000 Fax: (212) 701-5526

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT IS DECLARED EFFECTIVE.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be registered(1)(2)	Proposed maximum offering price per share(1)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Class A common stock, $0.0001 par value per share	19,166,667	$16.00	$306,666,672.00	$33,457.33

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.
(2)	Includes the shares of Class A common stock that may be sold if the option to purchase additional shares of Class A common stock granted by the Registrant to the underwriters is executed.
(3)	The filing fee has been previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Brilliant Earth Group, Inc. is filing this Amendment No. 2 to its Registration Statement on Form S-1 (File No. 333-259164) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

Item 16. Exhibits and financial statements.

(a)	Exhibits

The following documents are filed as exhibits to this registration statement.

Exhibit No.

1.1**	Form of Underwriting Agreement.

3.1**	Certificate of Incorporation of Brilliant Earth Group, Inc., as in effect prior to the consummation of the Transactions.

3.2*	Form of Amended and Restated Certificate of Incorporation of Brilliant Earth Group, Inc., to be in effect upon the consummation of the Transactions.

3.3**	Bylaws of Brilliant Earth Group, Inc., as in effect prior to the consummation of the Transactions.

3.4**	Form of Amended and Restated Bylaws of Brilliant Earth Group, Inc. to be in effect upon the consummation of the Transactions.

4.1**	Specimen Stock Certificate evidencing the shares of Class A common stock.

5.1**	Opinion of Latham & Watkins LLP.

10.1†**	Loan and Security Agreement, dated as of September 30, 2019, by and among Brilliant Earth, LLC, the Lenders party thereto and Runway Growth Credit Fund Inc., as Agent.

10.2**	First Amendment to Loan and Security Agreement, dated as of December 17, 2020, by and among Brilliant Earth, LLC, the Lenders party thereto and Runway Growth Credit Fund Inc., as Agent.

10.3†**	Second Amendment to Loan and Security Agreement, dated as of August 6, 2021, by and among Brilliant Earth, LLC, the Lenders party thereto and Runway Growth Credit Fund Inc., as Agent.

10.4†**	Third Amendment to Loan and Security Agreement, dated as of August 29, 2021, by and among Brilliant Earth, LLC, the Lenders party thereto and Runway Growth Finance Corp. (f/k/a Runway Growth Credit Fund Inc.), as Agent.

10.5**	Form of Tax Receivable Agreement, to be effective upon the consummation of the Transactions.

10.6**	Form of LLC Agreement of Brilliant Earth, LLC, to be effective upon the consummation of the Transactions.

10.7**	Form of Stockholders Agreement, to be effective upon the consummation of the Transactions.

10.8**	Form of Registration Rights Agreement, to be effective upon the consummation of the Transactions.

10.9#**	Form of Brilliant Earth, LLC Unit Restriction Agreement (Class M Units).

10.10#**	2021 Incentive Award Plan.

10.11#**	Form of Stock Option Grant Notice and Stock Option Agreement under the 2021 Incentive Award Plan.

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Exhibit No.

10.12#**	Form of Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Award Agreement under the 2021 Incentive Award Plan.

10.13#**	Employee Stock Purchase Plan.

10.14#**	Non-Employee Director Compensation Program.

10.15**	Form of Indemnification Agreement

10.16#**	Form of Offer Letter, by and between Brilliant Earth Group, Inc. and Beth Gerstein.

10.17#**	Form of Offer Letter, by and between Brilliant Earth Group, Inc. and Eric Grossberg.

10.18#**	Form of Offer Letter, by and between Brilliant Earth Group, Inc. and Jeffrey Kuo.

21.1**	List of Subsidiaries

23.1**	Consent of BDO USA, LLP, as to Brilliant Earth Group, Inc.

23.2**	Consent of BDO USA, LLP, as to Brilliant Earth, LLC.

23.3**	Consent of Latham & Watkins LLP (contained in its opinion filed as Exhibit 5.1 hereto).

24.1**	Power of Attorney.

*	Filed herewith

**	Previously filed

#	Indicates management contract or compensatory plan

†	Certain portions of this exhibit (indicated by “[***]”) have been omitted pursuant to Regulation S-K, Item (601)(b)(10).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Brilliant Earth Group, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Francisco, state of California, on this 21st day of September, 2021.

Brilliant Earth Group, Inc.

By:	/s/ Beth Gerstein
Beth Gerstein
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 21, 2021.

Signature	Title

/s/ Beth Gerstein Beth Gerstein	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Jeffrey Kuo Jeffrey Kuo	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

* Eric Grossberg	Executive Chairman and Director

* Gavin Turner	Director

* Beth Kaplan	Director

* Jennifer Harris	Director

* Ian Bickley	Director

* Attica Jaques	Director

*By:	/s/ Jeffrey Kuo
Jeffrey Kuo Attorney-in-fact

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